    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997
                                                      REGISTRATION NO. 333-21867
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                          TENET HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                          8062                 95-2557091
(State or other jurisdiction of      (Primary standard        (I.R.S. Employer
incorporation or organization)   industrial classification   Identification No.)
                                        code number)

                                3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              SCOTT M. BROWN, ESQ.
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                          TENET HEALTHCARE CORPORATION
                                3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                   -----------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED APRIL 29, 1997

PROSPECTUS

                          TENET HEALTHCARE CORPORATION
                         305,172 SHARES OF COMMON STOCK
                               (PAR VALUE $0.075)
                               ------------------

     This Prospectus relates to 305,172 shares (the "Shares") of par value $0.075 Common Stock (the "Common Stock") of Tenet Healthcare Corporation ("Tenet", the "Registrant" or the "Company") that may be offered for sale by the persons listed under the heading "Selling Shareholders" (the "Selling Shareholders"). The Shares were issued by Tenet to The Surgery Suite, Inc. (the "Surgi-Center") pursuant to a transaction in which Tenet acquired substantially all of the assets of the Surgi-Center. The Surgi-Center subsequently distributed the Shares to its shareholders, who are the Selling Shareholders. The distribution of the Shares by the Selling Shareholders may be effected from time to time in ordinary brokerage transactions on the New York Stock Exchange or the Pacific Stock Exchange (collectively, the "Exchanges") at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders. In addition, the Selling Shareholders may sell the Shares through or to brokers in the over-the-counter market. The brokers or dealers through or to whom the Shares may be sold may be deemed underwriters of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be underwriting compensation. The Company will receive none of the proceeds from this offering. The Company will bear all expenses of the offering, except that the Selling Shareholders will pay any applicable brokerage fees or commissions and transfer taxes. See Plan of Distribution below.

     The Common Stock and the Shares offered hereby currently are listed on the Exchanges. On April 25, 1997, the closing price of the Common Stock on the New York Stock Exchange Composite Tape was $26.50.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


                The date of this Prospectus is April ___, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov. that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104. The Common Stock is listed on such Exchanges.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. I-7293) are incorporated in this Prospectus by reference and are made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended May 31, 1996, filed with the Commission on August 26, 1996 (the "Tenet 10-K"); (ii) Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1996, filed with the Commission on October 11, 1996; (iii) Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1996, filed with the Commission on January 10, 1997; (iv) Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1997, filed with the Commission on April 15, 1997; (v) Current Report on Form 8-K, dated November 5, 1996, filed with the Commission on November 5, 1996; (vi) Current Report on Form 8-K, dated February 12, 1997, filed with the Commission on February 13, 1997; (vii) Current Report on Form 8-K, dated April 10, 1997, filed with the Commission on April 11, 1997;
(viii) Current Report on Form 8-K, dated April 16, 1997, filed with the Commission on April 17, 1997; (ix) the description of the Common Stock of the Company, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 8, 1971, including any amendments or reports filed for the purpose of updating such description; and (x) the description of certain preferred stock purchase rights that have attached to the Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 9, 1988, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereby of the Common Stock, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) will be provided without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person. Request for such copies should be directed to Scott M. Brown, Secretary, Tenet Healthcare Corporation, P.O. Box 31907, Santa Barbara, California 93130, telephone number (805) 563-7000.

                                   THE COMPANY

     Tenet is the second largest investor-owned healthcare services company in the United States. On January 30, 1997, Tenet acquired OrNda HealthCorp ("OrNda") in a transaction accounted for as a pooling of interests. The acquisition was accomplished when a wholly owned subsidiary of Tenet was merged with and into OrNda (the "Merger"), leaving OrNda as a wholly owned subsidiary of Tenet.

     Pursuant to the Merger, each share of OrNda common stock outstanding immediately prior to the Merger was converted into the right to receive 1.35 shares of Tenet common stock. In addition, for each share of OrNda stock that an option or warrant holder was to receive upon exercise, the holder now will receive 1.35 shares of Tenet common stock upon exercise. Cash will be paid in lieu of fractional shares. Tenet has registered approximately 85.9 million shares of Tenet common stock for issuance in connection with the Merger of which approximately 4.5 million are reserved for issuance in the future upon the exercise of the options and warrants.

      At February 28, 1997, the combined company owned 127 hospitals (two of which are operated independently and one of those is being held for sale) and numerous ancillary healthcare operations serving communities in 22 states. A substantial number of OrNda's 50 general hospitals complement the 77 general hospitals owned or leased by Tenet prior to the Merger, particularly in south Florida and southern California.

     The Company's principal executive offices are located at 3820 State Street, Santa Barbara, California 93105. The Company's mailing address is P.O. Box 31907, Santa Barbara, California 93130, and its telephone number is (805) 563-7000.

                              SELLING SHAREHOLDERS

     The following table sets forth information with respect to the number of shares of Common Stock owned by each of the Selling Shareholders and the maximum number of Shares that may be offered hereby by each Selling Shareholder. No Selling Shareholder beneficially owns more than one percent of the Company's Common Stock.


                                      Number of           Number of         Number of
                                     Shares Owned          Shares          Shares Owned
Name                            Prior to the Offering   Being Offered   After the Offering
----                            ---------------------   -------------   ------------------

Andrew Benson, M.D.. . . . . .          14,532             14,532                0
Louis G. Cucinotta, M.D. . . .          14,532             14,532                0
William Dabdoub, D.P.M.. . . .          14,532             14,532                0
Robert Eddington, M.D. . . . .           7,266              7,266                0
James R. Gosey, M.D. . . . . .          14,532             14,532                0
Cary F. Gray, M.D. . . . . . .          14,532             14,532                0
Frank Guidry, M.D. . . . . . .          14,532             14,532                0
David B. Hebert, M.D . . . . .          14,532             14,532                0
Peter Hertzak, M.D.. . . . . .          14,532             14,532                0
James Holmes, M.D. . . . . . .          14,532             14,532                0
Charles Krieger, M.D . . . . .          14,532             14,532                0
Michael L. Lifsey, M.D.. . . .          14,532             14,532                0
Robert J. Muller, M.D. . . . .          14,532             14,532                0
E. Michael O'Bryan, M.D. . . .          14,532             14,532                0
Stanford A. Owen, M.D. . . . .          14,532             14,532                0
Robert E. Owens, M.D.. . . . .          14,532             14,532                0
Gerard Pena, M.D.. . . . . . .          14,532             14,532                0
Jorge Sanchez, M.D.. . . . . .          14,532             14,532                0
Grant P. Simmons, M.D. . . . .          14,532             14,532                0
P. Douglas Slocum, M.D.. . . .           7,266              7,266                0
Steven J. Watson, M.D. . . . .          14,532             14,532                0
Robert Weiss, M.D. . . . . . .          14,532             14,532                0

     Total . . . . . . . . . .         305,172            305,172                0

                              PLAN OF DISTRIBUTION

     The shares may be sold from time to time by the Selling Shareholders in any one or more transactions (which may involve block transactions) on the Exchanges, in the over-the-counter market, on NASDAQ, on any exchange on which the Common Stock may then be listed or otherwise in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions).

     In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation under the Securities Act. In addition, any of the securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Shares offered hereby will be passed upon for the Company by Scott M. Brown, Senior Vice President, Secretary and General Counsel of the Company. As of March 31, 1997, Mr. Brown owned 2,794 shares of Common Stock and had outstanding options to purchase 201,634 shares of Common Stock pursuant to Company benefit plans.

                                     EXPERTS

     The supplemental consolidated financial statements and the consolidated financial statements and schedule of Tenet Healthcare Corporation as of May 31, 1996 and 1995, and for each of the years in the three-year period ended May 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the supplemental consolidated financial statements and the consolidated financial statements refer to a change in the method of accounting for income taxes in 1994.

     The consolidated financial statements of OrNda HealthCorp at August 31, 1996 and 1995, and for each of the three years in the period ended August 31, 1996, incorporated by reference in the Tenet Healthcare Corporation Current Report on Form 8-K dated February 12, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           FORWARD LOOKING STATEMENTS

     Prospective investors are cautioned that the statements in this Prospectus and in documents incorporated by reference herein that are not descriptions of historical facts constitute forward looking statements that are subject to risks and uncertainties. The Company's actual results could differ materially from those currently anticipated in these forward looking statements due to, among other things, certain factors described in documents incorporated by reference herein, including, without limitation, the Tenet 10-K.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                -----------------


                                    CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .5



                              --------------------




                                 305,172 SHARES



                                -----------------


                                TENET HEALTHCARE
                                   CORPORATION


                                  COMMON STOCK








                               -------------------


                                   PROSPECTUS


                               -------------------


                                 APRIL ___, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Securities and Exchange Commission fee . . . . . .  $2,381
          Printing and Engraving fees. . . . . . . . . . . .  $5,000
          Accounting fees and expenses . . . . . . . . . . . $15,000
          Legal fees and expenses. . . . . . . . . . . . . . $25,000
          Blue sky fees and expenses . . . . . . . . . . . . $15,000
          Miscellaneous fees and expenses. . . . . . . . . .  $2,619
               Total fees and expenses . . . . . . . . . . . $65,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada General Corporation Law ("Nevada Law") provides generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 78.751 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article X of the Restated Articles of Incorporation, as amended, of the Registrant (the Restated Articles") and Article IX of the Restated By-Laws, as amended, of the Registrant (the "Restated Bylaws") provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada Law. The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements are intended to provide a contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth under Nevada Law, the Restated Articles or the Restated Bylaws. Such agreements are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Restated Articles and Restated Bylaws.

          Section 78.037 of the Nevada Law provides that the articles of incorporation may contain, and Tenet's Restated Articles do contain, a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (ii) under Section
78.300 of the Nevada Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock). The Company's Restated Articles and Restated Bylaws permit indemnification of directors and officers in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities (including expense reimbursement) arising under the Securities Act. The Company also maintains an indemnification agreement with each of its Directors and any officer designated by the Company's Board of Directors insuring them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act. In addition, the Company has directors and officers liability insurance policies.


ITEM 16.  EXHIBITS.

    * 5.1      Opinion of Scott M. Brown
     23.1      Consent of KPMG Peat Marwick LLP
     23.2      Consent of Ernst & Young LLP
    *23.3      Consent of Scott M. Brown (included in his opinion filed as
               Exhibit 5.1)
    *24.1      Power of Attorney (included on page II-4 of this Registration
               Statement)

      *   Previously filed.

ITEM 17.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (a) (1)   To file, during any period in which offers or sales are
          being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Nevada Law, the Restated Articles of Incorporation, and the Restated Bylaws, as amended, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on April 29, 1997.
                                   TENET HEALTHCARE CORPORATION

                                   By:    /s/  Scott M. Brown
                                      -----------------------------------
                                               Scott M. Brown
                                            Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below on April 29, 1997, by the following persons in the capacities indicated:

TENET HEALTHCARE CORPORATION

Trevor Fetter *                         /s/ Scott M. Brown
---------------------------------       --------------------------------
Trevor Fetter                           Scott M. Brown
Executive Vice President                Senior Vice President
Chief Financial Officer
(Principal Financial Officer)

Raymond L. Mathiasen *
---------------------------------
Raymond L. Mathiasen
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer)

           Signature                    Title
           ---------                    -----

      Jeffrey C. Barbakow *             Chairman, Chief Executive
---------------------------------       Officer and Director (Principal
      Jeffrey C. Barbakow               Executive Officer)


     Michael H. Focht, Sr. *            President, Chief Operating
---------------------------------       Officer and Director
     Michael H. Focht, Sr.


        Bernice Bratter *               Director
---------------------------------
        Bernice Bratter



       Maurice J. DeWald *              Director
---------------------------------
       Maurice J. DeWald


        Peter de Wetter *               Director
---------------------------------
        Peter de Wetter


      Edward Egbert, M.D. *             Director
---------------------------------
      Edward Egbert, M.D.


        Raymond A. Hay *                Director
---------------------------------
        Raymond A. Hay


        Lester B. Korn *                Director
---------------------------------
        Lester B. Korn


      James P. Livingston *             Director
---------------------------------
      James P. Livingston


     Richard S. Schweiker *             Director
---------------------------------
     Richard S. Schweiker


* By  /s/ Scott M. Brown
---------------------------------
          Scott M. Brown
          Attorney-in-Fact

                                  EXHIBIT INDEX



*  5.1    Opinion of Scott M. Brown
  23.1    Consent of KPMG Peat Marwick LLP
  23.2    Consent of Ernst & Young LLP
* 23.3    Consent of Scott M. Brown (included in his opinion filed as
          Exhibit 5.1)
* 24.1    Power of Attorney (included on page II-4 of this Registration
          Statement)

       *  Previously Filed.